                                                                      EXHIBIT 99

                    COCA-COLA ENTERPRISES INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (Unaudited; In Millions Except Per Share Data)

                                                       First-Quarter
                                               -----------------------------
                                                 2001       2000      Change
                                               -------    -------     ------
Net Operating Revenues                         $ 3,352    $ 3,293       2%
Cost of Sales                                    2,068      2,012       3%
                                               -------    -------
Gross Profit                                     1,284      1,281       --
Selling, Delivery, and Administrative
  Expenses                                       1,219      1,137       7%
                                               -------    -------
Operating Income                                    65        144     (55)%
Interest Expense, Net                              191        196      (3)%
Other Nonoperating Income, Net                      --         (1)
                                               -------    -------
Loss Before Income Taxes                          (126)       (51)
Income Tax Benefit                                 (42)       (17)
                                               -------    -------
Net Loss                                           (84)       (34)
Preferred Stock Dividends                            1          1
                                               -------    -------
Net Loss Applicable to
  Common Shareowners                           $   (85)   $   (35)
                                               =======    =======
Basic and Diluted Average Common
  Shares Outstanding                               418        421
                                               =======    =======
Basic and Diluted Net Loss Per Share
  Applicable to Common Shareowners (a)         $ (0.20)   $ (0.08)
                                               =======    =======

Cash Operating Profit Data:
  Operating Income                             $    65    $   144     (55)%
  Depreciation                                     213        204       4%
  Amortization                                     113        114      (1)%
                                               -------    -------
Cash Operating Profit                          $   391    $   462     (15)%
                                               =======    =======

(a) Per share data calculated prior to rounding to millions.

                     COCA-COLA ENTERPRISES INC.                Exhibit 99
                     CONDENSED CONSOLIDATED BALANCE SHEETS         Page 2 of 3
                                (In Millions)

                                                March 30,     December 31,
                                                  2001            2000
                                              -------------   ------------
                                               (Unaudited)
ASSETS
Current
  Cash and cash investments                     $    97         $   294
  Trade accounts receivable, net                  1,343           1,297
  Inventories                                       683             602
  Prepaid expenses and other current assets         386             438
                                                -------         -------
    Total Current Assets                          2,509           2,631

Net Property, Plant, and Equipment                5,787           5,783
Franchises and Other Noncurrent Assets, Net      13,818          13,748
                                                -------         -------
                                                $22,114         $22,162
                                                =======         =======
LIABILITIES AND SHAREOWNERS' EQUITY
Current
  Accounts payable and accrued expenses         $ 2,022         $ 2,321
  Current portion of long-term debt               1,043             773
                                                -------         -------
    Total Current Liabilities                     3,065           3,094

Long-Term Debt, Less Current Maturities          10,387          10,348
Retirement and Insurance Programs and
  Other Long-Term Obligations                     1,112           1,112
Long-Term Deferred Income Tax Liabilities         4,755           4,774
Shareowners' Equity                               2,795           2,834
                                                -------         -------
                                                $22,114         $22,162
                                                =======         =======

                   COCA-COLA ENTERPRISES INC.              Exhibit 99
                    Other Key Financial Information           Page 3 of 3
                             (Unaudited)

                                                                 Currency
                                                                  Neutral
First-Quarter 2001                               Change           Change
-------------------                             --------        ----------
Cash Operating Profit - Consolidated              (15)%          (13 1/2)%

Net Pricing Per Case (Bottle and Can) (a)          (1)%            1 1/2%

Cost of Sales Per Case (Bottle and Can)             1%                4%

Physical Case Bottle and Can Volume (b)
  Consolidated                                      2%
  North America                                   1/2%
  Europe                                        6 1/2%

Fountain Gallon Volume                            1/2%

(a) Net pricing per case is calculated as invoice pricing less allowances.

(b) Volume results have been adjusted to include acquisitions completed in 2000.